Exhibit 3.4

PENNSYLVANIA DEPARTMENT OF STATE

CORPORATION BUREAU

Articles of Incorporation-For Profit

(15 Pa.C.S.)

Entity Number	☒ Business-stock (§ 1306)	☐ Management (§ 2703)
3036291	☐ Business-nonstock (§ 2102)	☐ Professional (§ 2903)
	☐ Business-statutory close (§ 2303)	☐ Insurance (§ 3101)
☐ Cooperative (§ 7102)

Name	Document will be returned to the name and address you enter to the left.
Address	ï

City State Zip Code

Fee: $100	Filed in the Department of State on Nov 16 2001

/s/ Kim Pizzingrith
Secretary of the Commonwealth

In compliance with the requirements of the applicable provisions (relating to corporations and unincorporated associations), the undersigned, desiring to incorporate a corporation for profit, hereby states that:

1.	The name of the corporation (corporate designator require, i.e., “corporation”, “incorporated”, “limited” “company” or any abbreviation. “Professional corporation” or “P.C.”):

D&E Acquisition Corp.

2.	The (a) address of this corporation’s current registered office in this Commonwealth (post office box, alone, is not acceptable) or (b) name of its commercial registered office provider and the county of venue is:

(a) Number and Street	City	State	Zip	County

(b) Name of Commercial Registered Office Provider				County
c/o: CT Corporation System				Philadelphia

3.	The corporation is incorporated under the provisions of the Business Corporation Law of 1988.

4.	The aggregate number of shares authorized: 1,000 shares of Common Par Value $.01 Per Share

5.	The name and address, including number and street, if any, of each incorporator (all incorporators must sign below):

Name	Address
Janice E. Read	Morgan, Lewis & Bockius LLP
1701 Market Street, Philadelphia, PA 19103

6.	The specified effective date, if any: Upon filing.

                                    month/day/year hour, if any

7.	Additional provisions of the articles, if any, attach an 8 1/2 by 11 sheet.

8.	Statutory close corporation only: Neither the corporation nor any shareholder shall make an offering of any of its shares of any class that would constitute a “public offering” within the meaning of the Securities Act of 1933 (15 U.S.C. 77a ct seq.)

9.	Cooperative corporations only: Complete and strike out inapplicable term:

IN TESTIMONY WHEREOF, the incorporator(s) has/have signed these Articles of Incorporation to be signed by a duly authorized officer thereof this 16th day of November, 2001.

/s/ Janice E. Read
Janice E. Read Signature

Signature

PENNSYLVANIA DEPARTMENT OF STATE

CORPORATION BUREAU

Articles/Certificate of Merger

(15 Pa.C.S.)

Entity Number 3036291	☒	Domestic Business Corporation (§ 1926)
	☐	Domestic Nonprofit Corporation (§ 5926)
	☐	Limited Partnership (§ 8547)

Name			Document will be returned to the name and address you enter to the left.
Address

City	State	Zip Code

Fee: $108 plus $28 additional for each Party in additional to two THIS IS A TRUE COPY OF THE ORIGINAL SIGNED DOCUMENT FILED WITH THE	Filed in the Department of State on May 24, 2002
/s/ C. Michael Weaver
DEPARTMENT OF STATE.	ACTING Secretary of the Commonwealth

In compliance with the requirements of the applicable provisions (relating to articles of merger or consolidation), the undersigned, desiring to effect a merger, hereby state that:

1.	The name of the corporation/limited partnership surviving the merger is:
D&E Acquisition Corp., changing its name to Conestoga Enterprises, Inc.

2.	Check and complete one of the following:

☒	The surviving corporation/limited partnership is a domestic business/nonprofit corporation/limited partnership and the (a) address of its current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

(a) Number and Street                         City                         State                         Zip                         County

_____________________________________________________________________________________

                                                                                                                  County

(b) Name of Commercial Registered Office Provider                                                 Philadelphia

c/o CT Corporation System

☐	The surviving corporation/limited partnership is a qualified foreign business/nonprofit corporation/limited partnership incorporated/formed under the laws of ___________ and the (a) address of its current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

(a) Number and Street                         City                         State                         Zip                         County

_________________________________________________________________________________________

(b) name of Commercial Registered Office Provider                                                                         County

c/o

☐	The surviving corporation/limited partnership is a nonqualified foreign business/nonprofit corporation/limited partnership incorporated/formed under the laws of and the address of its principal office under the laws of such domiciliary jurisdiction is:

Number and Street                         City                         State                         Zip

_____________________________________________________________________________________

3.	The name and the address of the registered office in this Commonwealth or name of its commercial registered office provider and the county of venue of each other domestic business/nonprofit corporation/limited partnership and qualified foreign business/nonprofit corporation/limited partnership which is a party to the plan of merger are as follows:

Name                 Registered Office Address                 Commercial Registered Office

    Provider         County

Conestoga Enterprises, Inc., 202 E. First Street, Birdsboro, Pennsylvania 19508, Berks County

_____________________________________________________________________________________

4.	Check, and if appropriate complete, one of the following:

☐	The plan of merger shall be effective upon filing these Articles/Certificate of Merger in the Department of State.

☒	The plan of merger shall be effective on: May 24, 2002 at 12:01 a.m. .

                                                     Date                                     Hour

5.	The manner in which the plan of merger was adopted by each domestic corporation/limited partnership is as follows:

Name	Manner of Adoption
D&E Acquisition Corp.	Adopted by the directors pursuant to 15 Pa. C.S. § 1924(b).
Conestoga Enterprises, Inc.	Adopted by the directors and shareholders pursuant to 15 Pa. C.S. § 1924(a).

6.	Strike out this paragraph if no foreign corporation/limited partnership is a party to the merger.

~~The plan was authorized, adopted or approved, as the case may be, by the foreign business/nonprofit corporation/limited partnership (or each of the foreign business/nonprofit corporations/limited partnerships) party to the plan in accordance with the laws of the jurisdiction in which it is incorporated/organized.~~

7. Check, and if appropriate complete, one of the following:

☐	The plan of merger is set forth in full in Exhibit A attached hereto and made a part hereof.

☒	Pursuant to 15 Pa.C.S. § 1901/§ 8547(b) (relating to omission of certain provisions from filed plans) the provisions, if any, of the plan of merger that amend or constitute the operative provisions of the Articles of Incorporation/Certificate of Limited Partnership of the surviving corporation/limited partnership as in effect subsequent to the effective date of the plan are set forth in full in Exhibit A attached hereto and made a party hereof. The full text of the plan of merger is on file at the principal place of business of the surviving corporation/limited partnership, the address of which is,

Brossman Business Complex, 124 E. Main St., Ephrata, Pennsylvania 17522, Lancaster County

Number and street                         City                         State                         Zip                         County

_____________________________________________________________________________________

IN TESTIMONY WHEREOF, the undersigned corporation/limited partnership has caused these Articles/Certificate of Merger to be signed by a duly authorized officer thereof this 24th day of May 2002

D&E ACQUISITION CORP.
Name of Corporation/Limited Partnership

/s/ G. William Ruhl
Signature
President, Secretary & Treasurer
Title

CONESTOGA ENTERPRISES, INC.
Name of Corporation/Limited Partnership

Signature

Title

IN TESTIMONY WHEREOF, the undersigned corporation/limited partnership has caused these Articles/Certificate of Merger to be signed by a duly authorized officer thereof this 24th day of May 2002

D&E ACQUISITION CORP.
Name of Corporation/Limited Partnership

Signature

Title

CONESTOGA ENTERPRISES, INC.
Name of Corporation/Limited Partnership

/s/ Albert H. Kramer
Signature

President
Title

Exhibit A

1. The surviving corporation, D&E Acquisition Corp., hereby amends Article 1 of its Articles of Incorporation in its entirety to read as follows:

“1. The name of this Corporation is Conestoga Enterprises, Inc.”